                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 25, 2004
                                                --------------------------------

                           MACC PRIVATE EQUITIES INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      0-24412                  42-1421406
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

          Suite 800, 101 Second Street, S.E., Cedar Rapids, Iowa   52401
--------------------------------------------------------------------------------
      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code        (319) 363-8249
                                                  ------------------------------

                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On February 25, 2004, MACC Private Equities Inc. (the "Company") issued a press release following the Company's 2004 Annual Meeting of Shareholders announcing the relocation of the Company's headquarters from Cedar Rapids, Iowa, to Salt Lake City, Utah. The press release announced that the Company's shareholders approved an investment advisory agreement with Atlas Management
Partners, LLC ("Atlas"), which becomes effective March 1, 2004. In addition, the press release announced that the Company's shareholders approved an investment advisory agreement between the Company's wholly-owned subsidiary, MorAmerica
Capital Corporation, and Atlas, a subadvisory agreement between Atlas and
InvestAmerica Investment Advisors, Inc., three proposals recommended by the
Board of Directors to authorize certain capital transactions and the newly nominated Board of Directors of the Company. Finally, the press release announced that the Company's shareholders ratified the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending September 30,
2004.

     A copy of the press release has been filed with this Current Report on Form
8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  99.1 Press release dated February 25, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MACC PRIVATE EQUITIES INC.

                                        /s/ Kent I. Madsen
DATE:  February 25, 2004               -----------------------------------------
                                       Kent I. Madsen
                                       President